UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02(e)	Compensatory Arrangements of Certain Officers.

As of September 30, 2024, FTI Consulting, Inc. (“FTI Consulting”) and Steven H. Gunby, President and Chief Executive Officer (“CEO”), entered into an Amendment No. 6 (the “Amendment”) to his Employment Agreement made and entered into as of December 13, 2013, as further amended from time to time (the “Employment Agreement”), which was approved by the Compensation Committee of the Board of Directors of FTI Consulting as of September 25, 2024. The Amendment extends the term of the Employment Agreement, which currently terminates on the close of business on April 1, 2025, for an additional term commencing on April 1, 2025 and terminating on the close of business on June 2, 2027 (the “Additional Term”). The Additional Term and each “Renewal Term” (as hereafter defined) will automatically be extended for an additional one-year period (each a “Renewal Term”), unless, (A) the Employment Agreement has been earlier terminated pursuant to its terms, or (B) (i) the CEO has given one hundred twenty (120) days’ prior written notice to FTI Consulting, or (ii) FTI Consulting has given ninety (90) days’ prior written notice to the CEO, of his or its intention not to extend the Employment Agreement for the applicable Renewal Term.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 6 dated as of September 30, 2024 to Employment Agreement made and entered into as of December 13, 2013, by and between FTI Consulting, Inc. and Steven H. Gunby.

104	The Cover Page from FTI Consulting’s Current Report on Form 8-K dated September 25, 2024, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: October 1, 2024	By:	/s/ CURTIS P. LU
	Name:	Curtis P. Lu
	Title:	General Counsel